Exhibit 24.1

ASSURANT, INC.

POWER OF ATTORNEY

The undersigned directors of Assurant, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint Alan B. Colberg, Richard S. Dziadzio and Daniel A. Pacicco, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, to be filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended, or any amendments thereto, and all other documents in connection therewith to be filed with the U.S. Securities and Exchange Commission (the “SEC”), and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

The undersigned hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them, or the substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: January 17, 2020

Name	Title

/s/ Elaine D. Rosen	Non-Executive Board Chair and Director
Elaine D. Rosen

/s/ Paget L. Alves	Director
Paget L. Alves

/s/ Juan N. Cento	Director
Juan N. Cento

/s/ Harriet Edelman	Director
Harriet Edelman

/s/ Lawrence V. Jackson	Director
Lawrence V. Jackson

/s/ Charles J. Koch	Director
Charles J. Koch

/s/ Jean-Paul L. Montupet	Director
Jean-Paul L. Montupet

/s/ Debra J. Perry	Director
Debra J. Perry

/s/ Ognjen Redzic	Director
Ognjen Redzic

/s/ Paul J. Reilly	Director
Paul J. Reilly

/s/ Robert W. Stein	Director
Robert W. Stein